Exhibit 99.1
FOR IMMEDIATE RELEASE
Ultimate Software Reports Q4, Year-End 2005 Financial Results
Record $5 Million in New Annual Recurring Revenues for Quarter,
Record Total Revenue and Recurring Revenue Results for Quarter and Year
Weston, FL, February 9, 2005 – The Ultimate Software Group, Inc. (Nasdaq: ULTI), a leading provider of Web-based payroll and workforce management solutions, today announced financial results for its fourth quarter and the year ended December 31, 2005. For the fourth quarter ended December 31, 2005, recurring revenues increased 22.6% to $13.6 million, and total quarterly revenues increased 21.7% to $25.0 million, in both cases as compared with the fourth quarter of 2004. Net income for the 2005 fourth quarter was $1.8 million, or $0.07 per diluted share, compared with $0.8 million, or $0.03 per diluted share, for the same quarter in 2004. For the 2005 year, recurring revenues increased 28.7% to $50.3 million and total revenues increased 23.0% to $88.6 million, compared with the previous year in each case. Net income for the 2005 year was $3.4 million, or $0.13 per diluted share, compared with a net loss of $5.0 million, or $(0.23) per diluted share, for the 2004 year.
New annual recurring revenues (ARR) were $5.0 million for the fourth quarter of 2005, a 43.5% increase over the fourth quarter of 2004. ARR were $16.5 million for 2005, a 37.3% over ARR in 2004. (See Financial Highlights below for definition.)
“Fourth quarter 2005 was the best quarter we’ve had in our company’s history. Achieving $5.0 million in new annual recurring revenues in one quarter is a significant milestone. Market demand for Intersourcing, our on-demand service model, continues to drive that performance, with more than 70% of our new customers selecting Intersourcing during the quarter,” said Scott Scherr, CEO, president, and founder of Ultimate Software.
“2005 was a record year for us, and one that reflects the success of our strategic plan to transition our business from primarily a license-based model to a hybrid with a higher percentage of recurring revenues. Total revenues for the year climbed to more than $88 million, and recurring revenues exceeded $50 million,” added Scherr. “With our 2005 recurring revenues at 57% of total revenues, we believe that we are positioned well to deliver increased predictability to our financial performance.”
Ultimate Software’s financial results teleconference call will be audiocast live at 5:00 p.m. Eastern Time today via World Investor Link at http://www.vcall.com/IC/CEPage.asp?ID=99933 and will be available for replay at the same address beginning at 9:00 p.m. Eastern Time today. Windows Media Player software is required to listen to the call and can be downloaded from the site.
Financial Highlights
•	New ARR attributable to sales during the fourth quarter of 2005 were $5.0 million compared with $3.5 million from the fourth quarter of 2004 and were $16.5 million for 2005 compared with $12.0 million for 2004. New ARR, annual recurring revenues, represent the expected one-year value from (i) new Intersourcing sales (including prorated one-time charges); (ii) maintenance revenues related to new license sales; (iii) recurring revenues from new business service providers (BSPs), as well as recurring revenues from new sales by existing BSPs; and (iv) recurring revenues from additional sales to Ultimate Software’s existing client base.

•	Recurring revenues – consisting of maintenance revenues, Intersourcing revenues from our hosted offering of UltiPro, and subscription revenues from per-employee-per-month fees generated by business service providers – grew by 22.6% for the fourth quarter of 2005 compared with the same quarter of 2004, and by 28.7% for 2005 compared with 2004. Intersourcing revenues and, to a lesser extent, maintenance revenues, were the principal factors in the year-over-year growth in recurring revenues.

•	Gross margins increased to 59.5% for 2005 compared with 56.4% for 2004.

•	The combination of cash, cash equivalents, and marketable securities was $32.8 million as of December 31, 2005 compared with $29.4 million as of September 30, 2005 and $25.3 million as of December 31, 2004, representing increases of $3.4 million and $7.5 million, respectively.
Financial Outlook
Ultimate Software provides guidance for 2006 (which differs from the preliminary guidance for 2006 provided in its October 20, 2005 press release), as follows:
•	increase new ARR in 2006 by more than 25% over 2005,

•	grow recurring revenues by 27% to 30% in 2006 compared with 2005,

•	increase total revenues by 20% to 23% in 2006 compared with 2005, and

•	produce operating margins between 9% and 12%, excluding the impact of stock-based compensation expense which the Company estimates will be in the range of $4.5 million to $5.0 million in 2006.
For purposes of mitigating the expected dilution created by stock-based compensation, the Company’s Board of Directors has authorized the Company to resume repurchasing its common stock under the Stock Repurchase Program, which was approved by the Board in late 2000. An aggregate of 742,353 shares of common stock remain authorized for repurchase under the Stock Repurchase Program. The extent and timing of these repurchase transactions will depend on market conditions and other business considerations.
Forward-Looking Statement
Certain statements in this press release are, and certain statements on the teleconference call may be, forward-looking statements within the meaning provided under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are made only as of the date hereof or thereof, as applicable. These statements, including Ultimate Software’s financial outlook for 2006 (discussed above), involve known and unknown risks and uncertainties that may cause the Company’s actual results to differ materially from those stated or implied by such forward-looking statements, including risks and uncertainties associated with fluctuations in the Company’s quarterly operating results, concentration of the Company’s product offerings, development risks involved with new products and technologies, competition, the Company’s relationships with third parties, contract renewals with business partners, compliance by our customers with the terms of their contracts with us, and other factors disclosed in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

About Ultimate Software
Ultimate Software, a leading provider of Web-based payroll and workforce management solutions, markets award-winning UltiPro as licensed software, as a hosted application through Intersourcing, and as a co-branded offering to Business Service Providers (BSPs) under the “Powered by UltiPro” brand. Employing more than 500 professionals who are focused on developing the highest quality products and services, Ultimate Software was named the 2005 Payroll Provider of the Year by the Human Resources Outsourcing Association and listed among the 2005 Top 25 Best Medium-Sized Companies to Work for in America by the Great Place to Work Institute and the Society for Human Resource Management. Ultimate Software customers represent diverse industries and include such organizations as The Container Store, Elizabeth Arden, The Florida Marlins Baseball Team, The New York Yankees Baseball Team, Nintendo of America, Ruth’s Chris Steak House, and SkyWest Airlines. More information on Ultimate Software’s products and services can be found at www.ultimatesoftware.com
UltiPro and Intersourcing are registered trademarks of The Ultimate Software Group, Inc. All other trademarks referenced are the property of their respective owners.

Contact:	Mitchell K. Dauerman Chief Financial Officer and Investor Relations Phone: 954-331-7369 E-mail: IR@ultimatesoftware.com

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARY
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	For the Three Months		For the Twelve Months
	Ended December 31,		Ended December 31,
	2005	2004	2005	2004
Revenues:
Recurring	$13,574	$11,068	$50,259	$39,049
Services	8,845	6,907	27,894	24,924
License	2,542	2,533	10,450	8,055

Total revenues	24,961	20,508	88,603	72,028

Cost of revenues:
Recurring	3,716	3,019	13,740	11,961
Services	6,419	5,051	21,410	18,448
License	245	162	709	993

Total cost of revenues	10,380	8,232	35,859	31,402

Operating expenses:
Sales and marketing	5,803	5,380	21,783	20,630
Research and development	4,762	4,414	19,999	18,317
General and administrative	2,430	1,785	8,131	6,806

Total operating expenses	12,995	11,579	49,913	45,753

Operating income (loss)	1,586	697	2,831	(5,127)
Interest expense	(44)	(49)	(225)	(182)
Interest and other income	293	167	819	285

Net income (loss)	$1,835	$815	$3,425	$(5,024)

Net income (loss) per share:
Basic	$0.08	$0.04	$0.15	$(0.23)

Diluted	$0.07	$0.03	$0.13	$(0.23)

Weighted average shares outstanding:
Basic	23,403	22,447	23,040	21,743

Diluted	26,740	25,221	26,288	21,743

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARY
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share data)

	As of	As of
	December 31,	December 31,
	2005	2004
ASSETS

Current assets:
Cash and cash equivalents	$17,731	$14,766
Accounts receivable, net	18,126	12,600
Short-term investments in marketable securities	14,422	8,103
Prepaid expenses and other current assets	5,526	3,114

Total current assets	55,805	38,583

Property and equipment, net	10,026	9,512
Long-term investments in marketable securities	613	2,441
Other assets, net	3,137	2,010

Total assets	$69,581	$52,546

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$2,613	$2,202
Accrued expenses	6,832	6,015
Current portion of deferred revenue	29,385	25,591
Current portion of capital lease obligations	1,393	928
Current portion of long-term debt	338	170

Total current liabilities	40,561	34,906

Deferred revenue, net of current portion	3,646	2,885
Capital lease obligations, net of current portion	966	952
Long-term debt, net of current portion	862	279

Total liabilities	46,035	39,022

Stockholders’ equity:
Preferred Stock, $.01 par value	–	–
Series A Junior Participating Preferred Stock, $.01 par value	–	–
Common Stock, $.01 par value	238	227
Additional paid-in capital	110,245	103,643
Accumulated other comprehensive loss	(31)	(15)
Accumulated deficit	(85,852)	(89,277)

	24,600	14,578
Treasury Stock, at cost	(1,054)	(1,054)

Total stockholders’ equity	23,546	13,524

Total liabilities and stockholders’ equity	$69,581	$52,546

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